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                                                                   EXHIBIT 23(a)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated September 26, 2000 (except with respect to the matter discussed in Note 6, as to which the date is October 25, 2000, and except with respect to the matters discussed in Notes 4 and 7, as to which the date is September 30, 2000) related to the statements of assets and liabilities of Aviation Sales Distribution Services Business as of December 31, 1998 and 1999 and the related statements of revenues and expenses and changes in owner's equity and cash flows for the years then ended included in this Form 8-K of Kellstrom Industries, Inc.("the Company"), into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-20727, 333-41159, 333-62247 and 333-80015) and Form S-3 (File Nos. 333-10313, 333-44019 and
333-52917).

ARTHUR ANDERSEN LLP

Miami, Florida,
February 14, 2001.